Exhibit 10.1

AMENDMENT NUMBER TWO dated June 7, 2016 (referred to as “the Amendment”), amending the Second Amended and Restated Employment Agreement dated November 11, 2010 by and between Stephen G. Berman (“Berman” or “Executive”) and JAKKS Pacific, Inc., a Delaware corporation the “Company”).

WITNESSETH:

WHEREAS, Executive and the Company entered into the Second Amended and Restated Employment Agreement dated November 11, 2010 (the “2010 Restated Employment Agreement”), as modified by the October 20, 2011 letter amendment, and as amended by Amendment Number One dated September 12, 2012 (the “2012 Amendment”; the 2010 Restated Employment Agreement, as heretofore modified and amended is referred to as the “Amended Employment Agreement”); and

WHEREAS, Executive and the Company desire to further amend the terms of the Amended Employment Agreement on the terms and subject to the conditions set forth in this Amendment Number Two (the Amended Employment Agreement, as amended by this Amendment Number Two, is referred to as the “Employment Agreement”.)

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, and pursuant to Section 21 of the 2010 Restated Employment Agreement, agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Amendment are used with the same meanings ascribed thereto in the Amended Employment Agreement.

2.	Term. Section 2 of the 2010 Restated Employment Agreement, as amended by the 2012 Amendment, is further amended in its entirety to provide as follows:

“2. Term. The term of this Agreement shall commence as of the date hereof and the term of this Agreement and Executive’s employment hereunder shall end on December 31, 2020, subject to earlier termination upon the terms and conditions provided elsewhere herein (the “Term”). As used herein, “Termination Date” means the last day of the Term.”

3.	Compensation. Section 3 of the 2010 Restated Employment Agreement, as amended by the 2012 Amendment, is further amended as follows:

3.1.	Base Salary. Section 3(a) of the 2010 Restated Employment Agreement, as amended by the 2012 Amendment, is amended in its entirety to provide as follows:

“a. Base Salary. As compensation for his services hereunder, the Company shall pay to Executive a base salary (“Base Salary”) effective as of June 1, 2016 at the annual rate of $1,450,000.00, and commencing January 1, 2017 and for each subsequent calendar year during the Term at an annual rate to be determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), but that is at least $25,000.00 more than the annual rate in the immediately preceding calendar year. The Base Salary shall be paid to Executive in substantially equal installments in accordance with the Company’s payroll practices, subject to any required tax withholding.”

3.2.	Annual Restricted Stock Awards. Effective as of January 1, 2017, Section 3(b) of the 2010 Restated Employment Agreement, as amended by the 2012 Amendment, is amended in its entirety to provide as follows:

“b. Annual Restricted Stock Awards.

(i) Definitions.

A. The term “Annual Restricted Shares Grant” means the number of shares of Restricted Stock issued on each annual Issuance Date, which shall be determined by dividing $3,500,000.00 by the closing price of a share of the Company’s Common Stock on the first trading date immediately preceding such annual Issuance Date.

B. The term “Common Stock” means the Company’s common stock, par value $.001 per share.

C. The term “Issuance Date” means January 1, 2017 and January 1 of each calendar year thereafter occurring during the Term.

D. The term “Performance Measures” is defined in section 3.4 below of this Amendment Number Two.

E. The term “Performance Shares” is defined in sub-paragraph (ii) (A) below of this Amendment Number Two.

F. The term “Plan” means the Company’s 2002 Stock Award and Incentive Plan as in effect on June 1, 2016 and as subsequently may be amended, from time to time, or any successor plan.

G. The term “Restricted Stock” means shares of restricted common stock of the Company, par value $.001 per share issuable under the Plan.

H. The term “Restricted Stock Performance Measures” has the meaning provided for in Exhibit “A” annexed to of this Amendment Number Two.

(ii) Pursuant to and subject to the terms (including, without limitation, the availability of shares reserved for issuance thereunder) of the Plan, the Company shall issue to Executive on each annual Issuance Date that number of shares of Restricted Stock with a value equal to $3,500,000.00 which shall vest as follows:

A. Sixty Percent (60%) of each Annual Restricted Shares Grant, equal in value on its Issuance Date to $2,100,000.00, shall vest in accordance with the Restricted Stock Performance Measures (the shares included in that part of each Annual Restricted Shares Grant that vest in accordance with the Restricted Stock Performance Measures are referred to as the “Performance Shares.”)

B. Forty Percent (40%) of each Annual Restricted Shares Grant, equal in value on its Issuance Date to $1,400,000.00, shall vest in four (4) equal annual installments, with twenty-five percent (25%) thereof vesting on each of the first, second, third and fourth anniversaries of its Issuance Date.

3.3.	Annual Performance Bonus Opportunities.

3.3.1. Effective as of January 1, 2017, Sections 3(d) (i) through 3(d) (v) inclusively of the 2010 Restated Employment Agreement, as amended by the 2012 Amendment, are further amended in their entirety to provide that the Annual Performance Bonus for fiscal year 2017 and each fiscal year thereafter during the Term shall equal the amount calculated as provided in clause (A) below and be paid as provided in clauses (B) and (C) below.

(A)	Each Annual Performance Bonus shall be equal to an amount not exceeding 300% of Base Salary for the applicable fiscal year, one-half of which shall be earned using Company Net Revenue performance criteria established by the Compensation Committee for the applicable fiscal year and one-half of which shall be earned using Company EBITDA performance criteria established by the Compensation Committee for the applicable fiscal year, such criteria to be established by the Compensation Committee during the first fiscal quarter of the relevant fiscal year for which the Annual Performance Bonus criteria are being established, after consultation with the Executive, in a manner consistent with past practices. The terms Net Revenue and EBITDA shall have the same meaning as provided for in Exhibit A.

(B)	That portion of the Annual Performance Bonus up to an amount equal to the first 200% of Base Salary shall be paid in cash; any excess over 200% of Base Salary shall be paid in Restricted Stock vesting in equal quarterly installments, with the first installment vesting on the award date and the remainder over 3 years following the award date. The number of shares of Restricted Stock, if any, forming part of the Annual Performance Bonus shall be determined by dividing the dollar amount of the Restricted Stock portion of the Annual Performance Bonus by the closing price of a share of the Common Stock on the first trading date immediately preceding the date on which the Annual Performance Bonus is determined to have been earned.

(C)	The Company shall pay the cash portion and issue the Restricted Stock portion of the Annual Performance Bonus to Executive, subject to any required tax withholding, not later than twenty-one (21) business days following the date on which the Auditors’ final report on the Company’s financial statements for the fiscal year for which the Annual Performance Bonus is awarded is issued and delivered to the Company and in any event not later than April 30 in the calendar year following such fiscal year (the “Annual Performance Bonus Award Date.”) Such Restricted Stock shall be issued subject to the Plan (including, without limitation, the availability of shares reserved for issuance thereunder) and the applicable Restricted Stock Agreement, and shall vest in equal annual installments, the first installment of which shall vest on the Annual Performance Bonus Award Date and thereafter on January 1 in each subsequent year until the final vesting date.

3.4.	The calculations necessary to determine the Restricted Stock Performance Measures and the Annual Performance Bonus performance criteria (collectively, the “Performance Measures”) shall be made by the Compensation Committee in its discretion, and will, absent manifest error, be conclusive and binding upon the Company and Executive. The Performance Measures may all be adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items, or as otherwise may be permitted by the Plan, and the Compensation Committee also reserves the right to modify the vesting and bonus targets and vesting and bonus percentages in the exercise of its negative discretion to take account of any extraordinary or special items, and business acquisitions occurring during the Performance Periods and the relevant fiscal years, or as otherwise determined by the Compensation Committee.

3.5.	Section 3(b) of the 2010 Restated Employment Agreement as amended by this Amendment Number Two shall continue to be subject to the provisions of Sections 3(e) through 3(j) inclusively of the 2010 Restated Employment Agreement.

4.	Medical and Dental Insurance for Executive’s Children. If Executive’s employment by the Company terminates as a result of Executive’s death, the Company shall continue to pay the health and dental insurance premiums for Executive’s surviving children under the Company’s health and dental insurance health plans until any such child reaches the maximum age at which such child may be covered as a matter of law following the death of the child’s parent.

5.	Section 15(c). All references to “December 31, 2015” in Section 15(c) of the 2010 Restated Employment Agreement are stricken and replaced with “December 31, 2020.”

6.	Section 17(a). Section 17(a) of the 2010 Employment Agreement is supplemented to provide that unless the Employment Agreement has been terminated by Executive other than as the result of the occurrence of a Good Reason Event or by the Company as the result of the occurrence of a For Cause Event, if the Term or Executive’s employment by the Company does not continue after December 31, 2020, the Performance Shares and any Restricted Stock issued in partial payment of an Annual Performance Bonus shall continue to vest in accordance with and subject to the vesting conditions provided for in Section 3 of this Amendment Number Two.

7.	Employment Agreement in Full Force and Effect. The Employment Agreement, as expressly amended by this Amendment, remains in full force and effect.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

THE COMPANY:

JAKKS PACIFIC, INC.

By:	/s/
	Name:	Joel Bennett
	Title:	Executive Vice President Finance

EXECUTIVE:

/s/
Stephen G. Berman

EXHIBIT A

Amendment Number Two to Amended Employment Agreement Between

Stephen G. Berman “Executive”) and JAKKS Pacific, Inc. (the “Company”)

RESTRICTED STOCK PERFORMANCE MEASURES

This Exhibit A to the Amended Employment Agreement between Executive and JAKKS sets forth the Restricted Stock Performance Measures that will be used to determine vesting of each Annual Restricted Shares Grant made to Executive. Capitalized terms not otherwise defined in this Exhibit “A” are used below with the meanings ascribed thereto in Amendment Number Two to the Amended Employment Agreement.

1)	Definitions.

a) “Closing Share Value” means in the case of the Company, the closing price of a share of the Company’s Common Stock, and in the case of the Russel 2000 Index, the price reported as the closing price of the companies in the Russel 2000 Index, in both cases, on the last trading day of a Restricted Stock Performance Period.

b) “EBITDA” means the earnings before interest, taxes, depreciation and amortization of a company for an entire fiscal year calculated in accordance with the company’s audited financial statements.

c) “Index” means the stock market index known as the Russel 2000 Index, or if the Russel 2000 Index ceases to be published, then such other stock market index (such as, but not limited to, the S&P Small Cap 600 Index) that the Compensation Committee determines, with the advice of its independent compensation consultant, and after receiving input from the Executive, should be used as the Index for determining the Restricted Stock Performance Measures.

d) “Opening Share Value” means in the case of the Company, the closing price of a share of the Company’s Common Stock, and in the case of the Russel 2000 Index, the price reported as the closing price of the companies in the Russel 2000 Index, in both cases, on the first trading day of a Restricted Stock Performance Period.

e) “Peer Group Companies” means those public companies whose shares of stock are traded on a recognized securities exchange that the Compensation Committee, with the advice of its independent compensation consultant, and after receiving input from the Executive, has chosen to comprise the group of companies used as a basis for comparison of the Company’s Net Revenue Growth and EBITDA Growth in each Restricted Stock Performance Period.

f) “Restricted Stock Performance Measures” means the TSR Metric, Net Revenue Growth Metric and EBITDA Metric as each such term is defined Section 2 of this Exhibit “A”.

g) “Restricted Stock Performance Period” with respect to each Annual Restricted Shares Grant means the three (3) year period commencing on its Issuance Date and ending on December 31 of the third calendar year following such Issuance Date.

h) “TSR” means the total shareholder return calculated by dividing (i) the Closing Share Value plus any dividends paid by (ii) the Opening Share Value. The TSR of the Company shall be adjusted to give appropriate effects to any stock splits, reverse stock splits and similar transactions, as determined by the Compensation Committee.

2)	Vesting of the Performance Shares during each Restricted Stock Performance Period shall be determined by three performance metrics: TSR for the Company as compared to TSR for the Index during the Restricted Stock Performance Period (the “TSR Metric”); the percentile performance of the Company relative to the Peer Group Companies measured by the Net Revenue Growth of the Company as compared to Net Revenue Growth of the Peer Group Companies during the Performance Period (the “Net Revenue Growth Metric”); and the percentile performance of the Company relative to the Peer Group Companies measured by the EBITDA Growth of the Company as compared to EBITDA Growth of the Peer Group Companies during the Performance Period (the “EBITDA Growth Metric”.)

a) Each Annual Restricted Shares Grant shall be divided into the following three Tranches: one Tranche shall be equal to fifty percent (50%) of the Annual Restricted Shares Grant, and vesting of such Tranche shall be determined by the TSR Metric (the “TSR Tranche”); one Tranche shall be equal to twenty-five percent (25%) of the Annual Restricted Shares Grant, and vesting of such Tranche shall be determined by the Net Revenue Growth Metric (the “Net Revenue Tranche”), and the third Tranche shall be equal to twenty-five percent (25%) of the Annual Restricted Shares Grant, and vesting of such Tranche shall be determined by the EBITDA Growth Metric (the “EBITDA Tranche”.)

b) The number of Performance Shares and the percentage of Performance Shares in each Tranche that vest shall be determined as set forth in the table below:

Percentage of Performance Shares in a Tranche that Vest According to the Applicable Performance Measure	TSR Tranche (50% of Annual Restricted Shares Grant)	Net Revenue Tranche (25% of Annual Restricted Shares Grant)	EBITDA Tranche (25% of Annual Restricted Shares Grant)
100%	Company’s TSR is 20% or more above of Index TSR	90th percentile or more using Net Revenue Metric	90th percentile or more using EBITDA Metric
75%	Company’s TSR is 10%-19% TSR above Index TSR	75th - 89th perce ntile using Net Revenue Metric	75th - 89th percentile using EBITDA Metric
50%	Company’s TSR is Equal to Index TSR	50th – 74th Percentile using Net Revenue Metric	50th – 74th Percentile using EBITDA Metric
25% (threshold)	Company’s TSR is 10% or less below Index TSR	25th – 49th Percentile using Net Revenue Metric	25th – 49th Percentile using EBITDA Metric
0%	Company’s TSR is more than 10% below Index TSR	Less than 25th Percentile using Net Revenue Metric	Less than 25th Percentile using Net Revenue Metric